Exhibit 4.1

THE HOLDERS OF THE SHARES REPRESENTED BY THIS CERTIFICATE SHALL HAVE NO PREEMPTIVE RIGHTS TO PURCHASE OR SUBSCRIBE TO ANY UNISSUED SHARES OF STOCK OF THE COMPANY.